Exhibit 10.6

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) dated May 5, 2009 by and between Money4Gold Holdings, Inc., a Delaware corporation (the “Corporation”), and Hakan Koyuncu (the “Executive”).

WHEREAS, the Corporation and the Executive entered into an employment agreement as of July 23, 2008 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to amend offices which the Executive holds.

NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1.

The Agreement is hereby amended as follows:

A.

The first sentence of Section 2 of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

The Executive shall serve as President of the Corporation with such duties, responsibilities, and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors of the Corporation.

2.

The term of the Agreement shall expire on May 5, 2012 unless renewed as provided in the Agreement.

3.

In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

4.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Facsimile signatures shall be treated in all respects and for all purposes as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORPORATION:

Money4Gold Holdings, Inc.

By:	/s/ Daniel Brauser
Daniel Brauser, Chief Financial Officer

EXECUTIVE:

By:	/s/ Hakan Koyuncu
Hakan Koyuncu

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